UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JUNE 30, 2005


                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)

         MARYLAND                      0-7885                   52-0898545
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

               7-A GWYNNS MILL COURT, OWINGS MILLS, MARYLAND 21117
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (410) 363-3000

                                  INAPPLICABLE
          (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS.

      As previously reported by the Registrant, the Registrant's 50% owned Hong Kong Joint Venture (the "JOINT VENTURE") was being positioned for a possible initial public offering (IPO). On June 30, 2005, the Joint Venture filed for listing of an IPO on the Main Board of the Hong Kong Stock Exchange.

      The Joint Venture expects to learn the results of the filing in approximately eight to 12 weeks. No assurances can be given that these steps will result in an IPO for the Joint Venture. The Registrant will report further developments at such time as permitted in accordance with Hong Kong and U.S. regulations. Should the Joint Venture complete its IPO, the Registrant's ownership of the Joint Venture will be reduced.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNIVERSAL SECURITY INSTRUMENTS, INC.
                                        (Registrant)


Date: July 7, 2005                     By: /s/ Harvey B. Grossblatt
                                          --------------------------------------
                                          Harvey B. Grossblatt
                                          President